Exhibit 10.18

ENABLE MIDSTREAM PARTNERS, LP

LONG TERM INCENTIVE PLAN

1. Purpose. The Enable Midstream Partners, LP Long Term Incentive Plan has been adopted by Enable GP, LLC, a limited liability company (the “Company”), the general partner of Enable Midstream Partners, LP, a limited partnership (the “Partnership”), for the purpose of attracting and retaining Directors, officers, Consultants and Employees, and to provide such persons with incentives and rewards for performance.

2. Definitions. As used in this Plan:

(a) “Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” with respect to the Company, means (i) OGE Energy Corp. and each of its wholly-owned subsidiaries, so long as OGE Energy Corp, or one of its wholly-owned subsidiaries has the power under the GP Agreement to designate one or more individuals to serve on the Board and (ii) CenterPoint Energy, Inc. and each of its wholly-owned subsidiaries so long as CenterPoint Energy, Inc. or one of its wholly-owned subsidiaries has the power under the GP Agreement to designate one or more individuals to serve on the Board.

(b) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and includes both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(c) “Award” means a Phantom Unit, Performance Unit, Appreciation Right, Restricted Unit, Option Right, Cash Incentive Award, DER or Other Award granted under the Plan.

(d) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Incentive Award” means a cash Award granted pursuant to Section 8 of this Plan.

(g) “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i) any Person, other than an Affiliate of the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, purchase, reorganization or otherwise, of greater than fifty percent (50%) or more, directly or indirectly, of the voting power of the voting securities of the Company;

(ii) a plan of complete liquidation of the Company or the Partnership is approved;

(iii) the sale or other disposition by the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate of the Company; or

(iv) a Person, other than the Company or an Affiliate of the Company, becomes the general partner of the Partnership.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the Board, except that it shall mean such committee or sub-committee of the Board as may be appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.

(j) “Company” has the meaning set forth in Section 1 of this Plan.

(k) “Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its subsidiaries as a consultant or advisor, as applicable, provided that such individual is a natural person.

(l) “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Phantom Units, Performance Units, Cash Incentive Awards, DERs or Other Awards under this Plan, or a grant or sale of Restricted Units, Phantom Units, or Other Awards, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m) “DER” means a contingent right to receive an amount in cash equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

(n) “Director” means a member of the Board or a member of the board of directors or board of managers of the Partnership, Company or any of their Affiliates, who in any case is not an Employee or a Consultant.

(o) “Effective Date” means the date this Plan is adopted by the Board.

(p) “Employee” means an employee of the Company, the Partnership, or any of their Affiliates, and shall include any individual who provides services to the Partnership or its Affiliates as a seconded employee.

(q) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Partnership and, unless otherwise determined by the Committee, need not be signed by a representative of the Partnership or a Participant.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(s) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(t) “GP Agreement” means the limited liability company agreement of the Company.

(u) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Phantom Units, Restricted Units, DERs or Other Awards pursuant to this Plan. Management Objectives may be described in terms of Partnership-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Partnership or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Partnership, or the manner in which it conducts its business, or other events or circumstances, including a change in relevant industry benchmarks, render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(v) “Market Value per Unit” means, as of any particular date, the closing price of a one Unit as reported for that date on the New York Stock Exchange or, if the Units are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Units are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Units, then the Market Value per Unit shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(w) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(x) “Option Price” means the purchase price payable on exercise of an Option Right.

(y) “Option Right” means the right to purchase Units upon exercise of an option granted pursuant to Section 4 of this Plan.

(z) “Other Awards” means awards granted pursuant to Section 9 of this Plan.

(aa) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time a Director, an Employee or a Consultant.

(bb) “Partnership” has the meaning set forth in Section 1 of this Plan.

(cc) “Performance Period” means, in respect of an Award, a period of time established within which the Management Objectives relating to such Award are to be achieved.

(dd) “Performance Unit” means a bookkeeping entry that records the equivalent of one Unit pursuant to Section 8 of this Plan.

(ee) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ff) “Plan” means this Enable Midstream Partners, LP Long Term Incentive Plan.

(gg) “Phantom Unit” means a notional interest granted pursuant to Section 7 of this Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Market Value of a Unit, as determined by the Committee in its discretion.

(hh) “Restricted Unit” means a Unit granted or sold pursuant to Section 6 of this Plan as to which both the substantial risk of forfeiture and the prohibition on transfers has not expired.

(ii) “Restriction Period” means the period of time during which Restricted Units are subject to restrictions, as provided in Section 6 of this Plan.

(jj) “Spread” means the excess of the Market Value per Unit on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(kk) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding units or securities (representing the right to vote for the election of Directors or other managing authority) are, or (ii) which does not have outstanding units or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Partnership.

(ll) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(mm) “Unit” means a common unit of the Partnership.

3. Units Available Under the Plan.

(a) Maximum Units Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan, the number of Units that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Units and released from substantial risks of forfeiture thereof, (C) in payment of Phantom Units or Performance Units that have been earned, (D) as Other Awards contemplated by Section 9 of this Plan, or (E) in payment of DERs will not exceed in the aggregate 13,100,000 Units, plus any Units that become available under this Plan as a result of forfeiture, cancellation, expiration, or cash settlement of Awards, as provided in Section 3(b) below. Such Units may be Units of original issuance or treasury Units or a combination of the foregoing.

(ii) The aggregate number of Units available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Unit for every Unit issued or transferred upon exercise of an Option Right or Appreciation Right granted under this Plan or issued or transferred in connection with an Award other than an Option Right or Appreciation Right granted under this Plan. Subject to the provisions of Section 3(b) of this Plan, Units covered by an Award granted under this Plan will not be counted as used unless and until they are actually issued or transferred.

(b) Unit Counting Rules.

(i) If any Units issued or transferred pursuant to an Award granted under this Plan are forfeited, or an Award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Units issued or transferred pursuant to, or subject to, such Award (as applicable) will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available for issuance or transfer under Section 3(a) above.

(ii) Notwithstanding anything to the contrary contained in this Section 3, the following Units will not be added to the aggregate number of Units available for issuance or transfer under Section 3(a) above: (A) Units tendered or otherwise used in payment of the Option Price of an Option Right; (B) Units withheld by the Partnership to satisfy a tax withholding obligation; (C) Units subject to an Appreciation Right that are not actually issued in connection with such Units settlement on exercise thereof; and (D) Units reacquired by the Partnership on the open market or otherwise using cash proceeds from the exercise of Option Rights. In addition, if, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Units based on fair market value, such Units will not count against the aggregate plan limit under Section 3(a) above.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Units to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per Unit, which (except with respect to Awards under Section 19 of this Plan) may not be less than the Market Value per Unit on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Partnership or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Partnership of Units owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Partnership’s withholding of Units otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury Units held by the Partnership, the Units so withheld will not be treated as issued and acquired by the Partnership upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Partnership of some or all of the Units to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Partnership or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including (i) in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) The exercise of an Option Right will result in the cancellation on a unit-for-unit basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant.

(j) Option Rights granted under this Plan may not provide for any DERs thereon.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Partnership an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Partnership an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Partnership in cash, Units or any combination thereof.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Each grant may specify the period or periods of continuous service by the Participant with the Partnership or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including (i) in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Appreciation Rights granted under this Plan may not provide for any DERs thereon.

(e) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to Awards under Section 19 of this Plan) may not be less than the Market Value per Unit on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Units to the Participant in consideration of the performance of services, entitling such Participant to voting, distribution and other ownership rights, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify on the Date of Grant and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Unit at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Unit covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code during the Restriction Period or until achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Unit will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Partnership or provisions subjecting the Restricted Unit to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Units may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Units.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Units may provide for the earlier termination of restrictions on such Restricted Units, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control.

(g) Distributions on Restricted Units either may be paid during the period of such restrictions or may be deferred until and paid contingent upon the achievement of the applicable Management Objectives and the end of any applicable time-based vesting period, as the Committee may determine. Any such grant or sale of Restricted Units may require that any or all distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Units, which may be subject to the same restrictions as the underlying Award.

(h) Each grant or sale of Restricted Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Units will be held in custody by the Partnership until all restrictions thereon will have lapsed, together with a powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such units or (ii) all Restricted Units will be held at the Partnership’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Units.

7. Phantom Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Phantom Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Units, cash or a combination thereof to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Unit at the Date of Grant.

(c) Any grant of Phantom Units may specify Management Objectives, which, if achieved, will result in payment or early payment of the Award, or such grant may specify that payment of the Award will occur upon the passage of time, or upon the combination of the passage of time and achievement of a minimum acceptable level or levels of Management

Objectives and may set forth a formula for determining the number of Phantom Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Phantom Units may provide for the earlier lapse or other modification of the Restriction Period, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control.

(e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Units deliverable upon payment of the Phantom Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of DERs on such Phantom Units on a deferred or contingent basis, either in cash or in additional Units; provided, however, that DERs or other distributions on Units underlying Phantom Units will be deferred until and paid contingent upon the achievement of the applicable Management Objectives and the end of any applicable time-based vesting period.

(f) Each grant or sale of Phantom Units will specify the time and manner of payment of the Phantom Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Units, cash, or a combination thereof.

(g) Each grant or sale of Phantom Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control.

(c) Any grant of Cash Incentive Awards or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of Cash Incentive Awards or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Partnership in cash, in Units, Restricted Units or in any combination thereof.

(e) Any grant of Cash Incentive Awards or Performance Units may specify that the amount payable or the number of Units or Restricted Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f) The Committee may, at the Date of Grant of Performance Units, provide for the payment of DERs to the holder thereof either in cash or in additional Units, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Units with respect to which such DERs are paid.

(g) Each grant of Cash Incentive Awards or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the limit set forth in Section 3(c) of this Plan, the Committee may grant to any Participant such Other Awards (including profits interests) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units or factors that may influence the value of such units, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, awards with value and payment contingent upon performance of the Partnership or specified Subsidiaries, Affiliates of the Partnership or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Units or the value of securities of, or the performance of specified Subsidiaries or Affiliates of the Partnership or other business units of the Partnership. The Committee will determine the terms and conditions of such Other Awards. Units delivered pursuant to an Other Award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Units, Other Awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any Award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may grant Units as a bonus, or may grant Other Awards in lieu of obligations of the Partnership or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) Notwithstanding anything to the contrary contained in this Plan, any grant of an Other Award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such Other Award, including (i) in the event of the retirement, death or disability of the Participant, or (ii) in the event of a Change in Control.

10. Administration of the Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) The Committee may delegate to one or more of its members or to one or more officers of the Partnership, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more key employees of the Partnership, Company or their Affiliates to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Partnership’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Units such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

11. Adjustments. The Committee will make or provide for such adjustments in the numbers of Units covered by outstanding Option Rights, Appreciation Rights, Phantom Units, DERs and Performance Units granted hereunder and, if applicable, in the number of Units covered by Other Awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of units covered thereby, and in Cash Incentive Awards as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any recapitalization or other change in the capital structure of the Partnership, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of units specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11.

12. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Partnership or any Subsidiary outside of the United States of America or who provide services to the Partnership under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Partnership may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the partners of the Partnership.

13. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Unit, Phantom Unit, Performance Unit, Cash Incentive Award, Other Award of this Plan or DER paid with respect to Awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution, and in no event will any such Award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify at the Date of Grant that part or all of the Units that are (i) to be issued or transferred by the Partnership upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Units or upon payment under any grant of Phantom Units or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

14. Withholding Taxes. To the extent that the Partnership is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Partnership for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Partnership for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Units, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Partnership will withhold Units having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Partnership an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Awards required to be delivered to the Participant, Units having a value equal to the amount required to be withheld (except in the case of Restricted Units where an election under Section 83(b) of the Code has been made), or by delivering to the Partnership other Units held by such Participant. The Units used for tax withholding will be valued at an amount equal to the market value of such Units on the date the benefit is to be included in Participant’s income. In no event will the market value of the Units to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Partnership may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Units acquired upon the exercise of Option Rights.

15. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of

Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Partnership or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Partnership from time to time) and (ii) the Partnership makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Partnership will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Partnership reserves the right to make amendments to this Plan and grants hereunder as the Partnership deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Partnership, Company nor any of their Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

16. Amendments.

(a) Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded, the Board may at any time and from time to time amend this Plan in whole or in part.

(b) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment by reason of death, disability or retirement, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Units or Phantom Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Cash Incentive Awards or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Units subject to any transfer restriction imposed pursuant to Section 13(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or Other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer with respect to a Restricted Unit or a Phantom Unit will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Phantom Units or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

17. Governing Law. This Plan and all grants and Awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

18. Miscellaneous Provisions.

(a) The Partnership will not be required to issue any fractional Units pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Partnership or any Subsidiary, nor will it interfere in any way with any right the Partnership or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of Units thereunder, would be, in the opinion of counsel selected by the Partnership, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(d) Absence on leave approved by a duly constituted officer of the Partnership or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder.

(e) No Participant will have any rights as a Unitholder with respect to any Units subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Units upon the records of the Partnership.

(f) The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Partnership or a Subsidiary to the Participant.

(g) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Units or the payment of cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of DERs or interest on the deferral amounts.

(h) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

19. Unit-Based Awards in Substitution for Option Rights or Awards Granted by Other Entity. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with equity-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Partnership or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Units substituted for the securities covered by the original awards and the number of Securities subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in prices in connection with the transaction.

(b) In the event that an entity acquired by the Partnership or any Subsidiary or with which the Partnership or any Subsidiary merges has securities available under a pre-existing plan previously approved by shareholders/partners and not adopted in contemplation of such acquisition or merger, the securities available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available securities may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or Directors of the Partnership or any Subsidiary prior to such acquisition or merger.

(c) Any Units that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Partnership under Sections 19(a) or 19(b) above will not reduce the Units available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Units that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Partnership under Sections 19(a) or 19(b) above will be added to the aggregate Plan limit contained in Section 3 of the Plan.